PRICING SUPPLEMENT dated October 16, 2026

(To the Product Supplement No. WF1 dated December 20, 2023, the Underlying Supplement No. 1A dated May 16, 2024 and the Prospectus Supplement and the Prospectus, each dated December 20, 2023)

Registration Statement No. 333-275898 Filed Pursuant to Rule 424(b)(2)

Royal Bank of Canada Senior Global Medium-Term Notes, Series J
$3,505,000 Market Linked Securities— Auto-Callable with Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Index Basket due October 19, 2029

▪

Linked to the performance of an unequally weighted basket (the “Basket”) consisting of the EURO STOXX 50® Index (40.00%), the Nikkei 225 Index (25.00%), the FTSE® 100 Index (17.50%), the Swiss Market Index (10.00%) and the S&P®/ASX 200 Index (7.50%) (each referred to as a “basket component”)

▪

Unlike ordinary debt securities, the securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at stated maturity and are subject to potential automatic call prior to stated maturity upon the terms described below. Whether the securities are automatically called prior to stated maturity for a fixed call premium or, if they are not automatically called, the maturity payment amount will depend, in each case, on the basket closing level on the call date or the calculation day, as applicable.

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Automatic Call. If the basket closing level on the call date occurring approximately one year after issuance is greater than or equal to the starting level, the securities will be automatically called for the face amount plus a call premium of 13.65% of the face amount.

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Maturity Payment Amount. If the securities are not automatically called prior to stated maturity, you will receive a maturity payment amount that may be greater than, equal to or less than the face amount of the securities, depending on the performance of the Basket from the starting level to the ending level. The maturity payment amount will reflect the following terms:

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If the value of the Basket increases, you will receive the face amount plus a positive return equal to 125% of the percentage increase in the value of the Basket from the starting level to the ending level.

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If the value of the Basket remains flat or decreases but the decrease is not more than 25%, you will receive the face amount.

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If the value of the Basket decreases by more than 25%, you will have full downside exposure to the decrease in the value of the Basket from the starting level, and you will lose more than 25%, and possibly all, of the face amount of your securities.

▪

Investors may lose a significant portion, or all, of the face amount.

▪

If the securities are automatically called, the positive return on the securities will be limited to the call premium, and you will not participate in any appreciation of the Basket, which may be significant. If the securities are automatically called, you will no longer have the opportunity to participate in any appreciation of the Basket at the upside participation rate.

▪

All payments on the securities are subject to credit risk, and you will have no ability to pursue the issuer of any securities included in any basket component for payment; if Royal Bank of Canada, as issuer, defaults on its obligations, you could lose some or all of your investment.

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No periodic interest payments or dividends

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No exchange listing; designed to be held to maturity or automatic call

The initial estimated value of the securities determined by us as of the pricing date, which we refer to as the initial estimated value, is $963.34 per security and is less than the original offering price of the securities. The market value of the securities at any time will reflect many factors, cannot be predicted with accuracy and may be less than this amount. We describe the determination of the initial estimated value in more detail below.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page PS-8 herein and “Risk Factors” beginning on page PS-5 of the accompanying product supplement.

The securities are the unsecured obligations of Royal Bank of Canada, and, accordingly, all payments on the securities are subject to the credit risk of Royal Bank of Canada. If Royal Bank of Canada, as issuer, defaults on its obligations, you could lose some or all of your investment.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission or any other regulatory body has approved or disapproved of the securities or passed upon the adequacy or accuracy of this pricing supplement. Any representation to the contrary is a criminal offense. The securities will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality. The securities are not bail-inable notes and are not subject to conversion into our common shares under subsection 39.2(2.3) of the Canada Deposit Insurance Corporation Act.

	Original Offering Price	Agent Discount(1)(2)	Proceeds to Royal Bank of Canada
Per Security	$1,000.00	$25.75	$974.25
Total	$3,505,000	$90,253.75	$3,414,746.25
(1)	Wells Fargo Securities, LLC is the agent for the distribution of the securities and is acting as principal. See “Terms of the Securities—Agent” and “Estimated Value of the Securities” in this pricing supplement for further information.

(2)	In addition to the foregoing, in respect of certain securities sold in this offering, our affiliate, RBC Capital Markets, LLC (“RBCCM”), may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Wells Fargo Securities

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to an Index Basket due October 19, 2029

Terms of the Securities
Issuer:	Royal Bank of Canada
Basket:	An unequally weighted basket (the “Basket”) consisting of the EURO STOXX 50® Index (the “SX5E Index”), the Nikkei 225 Index (the “NKY Index”), the FTSE® 100 Index (the “UKX Index”), the Swiss Market Index (the “SMI Index”) and the S&P®/ASX 200 Index (the “AS51 Index”) (each, a “basket component”). Each basket component is an index for purposes of the accompanying product supplement.
	Basket Component	Bloomberg Ticker Symbol	Initial Component Value(a)	Basket Weighting
	SX5E Index	SX5E	6,204.23	40.00%
	NKY Index	NKY	65,324.29	25.00%
	UKX Index	UKX	10,881.90	17.50%
	SMI Index	SMI	14,391.31	10.00%
	AS51 Index	AS51	8,806.724	7.50%
	(a) With respect to each basket component, the closing value of that basket component on the pricing date
Pricing Date:	October 16, 2026
Issue Date:	October 21, 2026
Calculation Day*:	October 16, 2029
Stated Maturity Date*:	October 19, 2029
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Automatic Call:

If the basket closing level on the call date is greater than or equal to the starting level, the securities will be automatically called, and on the call settlement date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the face amount plus the call premium.

If the securities are automatically called, the positive return on the securities will be limited to the call premium, and you will not participate in any appreciation of the Basket, which may be significant. If the securities are automatically called, you will no longer have the opportunity to participate in any appreciation of the Basket at the upside participation rate.

If the securities are automatically called, they will cease to be outstanding on the call settlement date and you will have no further rights under the securities after the call settlement date. You will not receive any notice from us if the securities are automatically called.

Call Premium:	The “call premium” is 13.65% of the face amount, or $136.50 per security.
Call Date*:	October 21, 2027
Call Settlement Date*:	Three business days after the call date
Maturity Payment Amount:

If the securities are not automatically called prior to the stated maturity date, you will be entitled to receive on the stated maturity date a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

•

if the ending level is greater than the starting level:

$1,000 + ($1,000 × basket return on the calculation day × upside participation rate);

•

if the ending level is less than or equal to the starting level, but greater than or equal to the threshold level: $1,000; or

•

if the ending level is less than the threshold level:

$1,000 + ($1,000 × basket return on the calculation day)

If the securities are not automatically called prior to stated maturity and the ending level  is less than the threshold level, you will have full downside exposure to the decrease in the value of the Basket from the starting level, and you will lose more than 25%, and possibly all, of the face amount of your securities at maturity.

Threshold Level:	75.00, which is equal to 75% of the starting level

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to an Index Basket due October 19, 2029

Upside Participation Rate:	125%
Basket Return:

For the call date or the calculation day, the “basket return” is the percentage change from the starting level to the basket closing level on that day, calculated as follows:

basket closing level on that day – starting level
starting level

Starting Level:	Set equal to 100 on the pricing date
Basket Closing Level:

For the call date or the calculation day, the “basket closing level” will be calculated based on the weighted returns of the basket components on that day and will be calculated as follows:

100 × [1 + (the sum of, for each basket component, its component return on that day times its basket weighting)]

Ending Level:	The “ending level” will be the basket closing level on the calculation day.
Component Return:

For the call date or the calculation day, the “component return” of a basket component will be equal to:

closing value of the basket component on that day – initial component value initial component value

Closing Value:	With respect to each basket component, “closing value” has the meaning assigned to “closing level” set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Certain Definitions” in the accompanying product supplement.
Calculation Agent:	RBC Capital Markets, LLC (“RBCCM”)
Material Tax Consequences:	For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see the discussions in “United States Federal Income Tax Considerations” below and in the section entitled “United States Federal Tax Considerations” in the product supplement. For a discussion of the material Canadian federal income tax consequences relating to the securities, please see the section of the product supplement entitled “Canadian Federal Income Tax Consequences.”
Agent:

Wells Fargo Securities, LLC (“WFS”). The agent will receive the agent discount set forth on the cover page of this pricing supplement. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $20.00 per security. Such securities dealers may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). In addition to the concession allowed to WFA, WFS may pay $0.75 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA.

In addition to the foregoing, in respect of certain securities sold in this offering, our affiliate, RBCCM, may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. We or one of our affiliates will also pay an expected fee to a broker-dealer that is unaffiliated with us for providing certain electronic platform services with respect to this offering.

WFS and/or RBCCM, and/or one or more of their respective affiliates, expects to realize hedging profits projected by their proprietary pricing models to the extent they assume the risks inherent in hedging our obligations under the securities. If WFS or any other dealer participating in the distribution of the securities or any of their affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliates will expect to realize a profit projected by its proprietary pricing models from those hedging activities. Any such projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000
CUSIP:	78018DG68

*	The call date and the calculation day are subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the calculation day is postponed and will be adjusted for non-business days. For purposes of the product supplement, each of the call date and the calculation day is a “calculation day.” For more information regarding adjustments to the call date, the calculation day and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events” in the accompanying product supplement.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to an Index Basket due October 19, 2029

Additional Information about the Issuer and the Securities

You should read this pricing supplement together with the prospectus dated December 20, 2023, as supplemented by the prospectus supplement dated December 20, 2023, relating to our Senior Global Medium-Term Notes, Series J, of which the securities are a part, the underlying supplement no. 1A dated May 16, 2024 and the product supplement no. WF1 dated December 20, 2023. This pricing supplement, together with these documents, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials, including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours.

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this pricing supplement and the documents listed below. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. These documents are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in each such document is current only as of its date.

If the information in this pricing supplement differs from the information contained in the documents listed below, you should rely on the information in this pricing supplement.

You should carefully consider, among other things, the matters set forth in “Selected Risk Considerations” in this pricing supplement and “Risk Factors” in the documents listed below, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated December 20, 2023: https://www.sec.gov/Archives/edgar/data/1000275/000119312523299520/d645671d424b3.htm

•	Prospectus Supplement dated December 20, 2023: https://www.sec.gov/Archives/edgar/data/1000275/000119312523299523/d638227d424b3.htm

•	Underlying Supplement No. 1A dated May 16, 2024: https://www.sec.gov/Archives/edgar/data/1000275/000095010324006773/dp211259_424b2-us1a.htm

•	Product Supplement No. WF1 dated December 20, 2023: https://www.sec.gov/Archives/edgar/data/1000275/000114036123058587/ef20016916_424b5.htm

Our Central Index Key, or CIK, on the SEC website is 1000275. As used in this pricing supplement, “Royal Bank of Canada,” the “Bank,” “we,” “our” and “us” mean only Royal Bank of Canada.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to an Index Basket due October 19, 2029

Estimated Value of the Securities

The initial estimated value of the securities is based on the value of our obligation to make the payments on the securities, together with the mid-market value of the derivative embedded in the terms of the securities. Our estimate is based on a variety of assumptions, including our internal funding rate (which represents a discount from our credit spreads), expectations as to dividends, interest rates and volatility, and the expected term of the securities.

The securities are our debt securities. As is the case for all of our debt securities, including our structured notes, the economic terms of the securities reflect our actual or perceived creditworthiness. In addition, because structured notes result in increased operational, funding and liability management costs to us, we typically borrow the funds under structured notes at a rate that is lower than the rate that we might pay for a conventional fixed or floating rate debt security of comparable maturity. The lower internal funding rate, the agent discount and the hedging-related costs relating to the securities reduce the economic terms of the securities to you and result in the initial estimated value for the securities being less than their original issue price. Unlike the initial estimated value, any value of the securities determined for purposes of a secondary market transaction may be based on a secondary market rate, which may result in a lower value for the securities than if our initial internal funding rate were used.

In order to satisfy our payment obligations under the securities, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) with the agent, RBCCM and/or one of their respective affiliates. The terms of these hedging arrangements may take into account a number of factors, including our creditworthiness, interest rate movements, volatility and the tenor of the securities. The economic terms of the securities and the initial estimated value depend in part on the terms of these hedging arrangements. Our cost of hedging will include the projected profit that we or our counterparty(ies) expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risks and may be influenced by market forces beyond our or our counterparty(ies)’ control, such hedging may result in a profit that is more or less than expected, or could result in a loss.

See “Selected Risk Considerations—Risks Relating To The Estimated Value Of The Securities And Any Secondary Market—The Initial Estimated Value Of The Securities Is Less Than The Original Offering Price” below.

Any price that the agent or RBCCM makes available from time to time after the original issue date at which it would be willing to purchase the securities will generally reflect the agent’s or RBCCM’s estimate of their value, as applicable, less a customary bid-ask spread for similar trades and the cost of unwinding any related hedge transactions. That estimated value will be based upon a variety of factors, including then prevailing market conditions and our creditworthiness. However, for a period of three months after the original issue date, the price at which the agent or RBCCM may purchase the securities is expected to be higher than the price that would be determined based on the agent’s or RBCCM’s valuation, respectively, at that time less the bid-ask spread and hedging unwind costs referenced above. This is because, at the beginning of this period, that price will not include certain costs that were included in the original offering price, particularly a portion of the agent discount and commission (not including the selling concession) and the expected profits that we or our hedging counterparty(ies) expect to receive from our hedging transactions. As the period continues, these costs are expected to be gradually included in the price that the agent or RBCCM would be willing to pay, and the difference between that price and the price that would be determined based on the agent’s or RBCCM’s valuation of the securities, as applicable, less a bid-ask spread and hedging unwind costs will decrease over time until the end of this period. After this period, if the agent or RBCCM continues to make a market in the securities, the prices that it would pay for them are expected to reflect the agent’s or RBCCM’s estimated value, respectively, less the bid-ask spread and hedging unwind costs referenced above. In addition, the value of the securities shown on your account statement will generally reflect the price that the agent or RBCCM, as applicable, would be willing to pay to purchase the securities at that time.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to an Index Basket due October 19, 2029

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

▪	seek a fixed return equal to the call premium if the securities are automatically called on the call date;

▪	understand that if the securities are not automatically called prior to stated maturity and the ending level is less than the threshold level, they will have full downside exposure to the decrease in the value of the Basket from the starting level, and they will lose more than 25%, and possibly all, of the face amount of their securities at maturity;

▪	understand that the securities may be automatically called prior to stated maturity and that the term of the securities may be as short as approximately one year;

▪	seek 125% leveraged exposure to the upside performance of the Basket on the calculation day if the securities are not automatically called and the ending level is greater than the starting level;

▪	understand and are willing to accept the full downside risk of the Basket;

▪	are willing to forgo interest payments on the securities and dividends on the securities included in the basket components; and

▪	are willing to hold the securities until maturity or automatic call.

The securities may not be an appropriate investment for investors who:

▪	seek a liquid investment or are unable or unwilling to hold the securities to maturity or any earlier automatic call;

▪	seek a security with a fixed term;

▪	require full payment of the face amount of the securities at stated maturity;

▪	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

▪	are unwilling to accept the risk that the ending level may be less than the threshold level;

▪	seek current income over the term of the securities;

▪	are unwilling to accept the risk of exposure to the basket components;

▪	seek exposure to the basket components but are unwilling to accept the risk/return trade-offs inherent in the payment amount for the securities at maturity or upon automatic call;

▪	are unwilling to accept the credit risk of Royal Bank of Canada to obtain exposure to the basket components; or

▪	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisers have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the basket components, see the sections titled “The EURO STOXX 50® Index,” “The Nikkei 225 Index,” “The FTSE® 100 Index,” “The Swiss Market Index” and “The S&P®/ASX 200 Index” below.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to an Index Basket due October 19, 2029

Determining Payment on the Call Settlement Date and at Stated Maturity

Whether the securities are automatically called on the call date for the call premium will be determined based on the basket closing level on the call date as follows:

On the stated maturity date, if the securities have not been automatically called, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to an Index Basket due October 19, 2029

Selected Risk Considerations

An investment in the securities involves significant risks. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read also the “Risk Factors” sections of the accompanying prospectus, prospectus supplement and product supplement. You should not purchase the securities unless you understand and can bear the risks of investing in the securities.

Risks Relating To The Terms And Structure Of The Securities

If The Securities Are Not Automatically Called Prior To Stated Maturity, You May Lose Some Or All Of The Face Amount Of Your Securities At Stated Maturity.

If the securities are not automatically called prior to stated maturity, we will not repay you a fixed amount on the securities on the stated maturity date. The maturity payment amount will depend on the direction of and percentage change in the ending level relative to the starting level and the other terms of the securities. Because the value of the Basket will be subject to market fluctuations, the maturity payment amount may be more or less, and possibly significantly less, than the face amount of your securities.

If the securities are not automatically called prior to stated maturity and the ending level is less than the threshold level, the maturity payment amount will be less than the face amount and you will have full downside exposure to the decrease in the value of the Basket from the starting level. The threshold level is 75% of the starting level. For example, if the securities are not automatically called and the Basket has declined by 25.1% from the starting level to the ending level, you will not receive any benefit of the contingent downside protection feature and you will lose 25.1% of the face amount. As a result, you will not receive any contingent downside protection if the value of the Basket declines below the threshold level, and you will lose more than 25%, and possibly all, of the face amount of your securities at maturity. This will be the case even if the value of the Basket is greater than or equal to the starting level or the threshold level at certain times during the term of the securities.

Even if the ending level is greater than the starting level, the maturity payment amount may only be slightly greater than the face amount, and your yield on the securities may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Royal Bank of Canada or another issuer with a similar credit rating with the same stated maturity date.

If The Securities Are Automatically Called, Your Return Will Be Limited To The Call Premium.

If the securities are automatically called, the positive return on the securities will be limited to the call premium, and you will not participate in any appreciation of the Basket, which may be significant. Accordingly, if the securities are automatically called, the return on the securities may be less than the return on a direct investment in the Basket. If the securities are automatically called, you will no longer have the opportunity to participate in any appreciation of the Basket at the upside participation rate.

The Securities Do Not Pay Interest, And Your Return On The Securities May Be Lower Than The Return On A Conventional Debt Security Of Comparable Maturity.

There will be no periodic interest payments on the securities as there would be on a conventional fixed-rate or floating-rate debt security having the same maturity. The return that you will receive on the securities, which could be negative, may be less than the return you could earn on other investments. Even if your return is positive, your return may be less than the return you would earn if you purchased one of our conventional senior interest-bearing debt securities.

Changes In The Value Of One Basket Component May Be Offset By Changes In The Values Of The Other Basket Components.

A change in the value of one basket component may not correlate with changes in the values of the other basket components. The value of one basket component may increase, while the values of the other basket components may not increase as much, or may even decrease. Therefore, in determining the value of the Basket as of any time, increases in the value of one basket component may be moderated, or wholly offset, by lesser increases or decreases in the values of the other basket components. Further, because the basket components are unequally weighted, increases in the values of the lower-weighted basket components may be offset by even small decreases in the values of the more heavily weighted basket components.

You Will Be Subject To Reinvestment Risk.

If your securities are automatically called, the term of the securities may be reduced to as short as approximately one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

The Call Settlement Date Or The Stated Maturity Date May Be Postponed If The Call Date Or The Calculation Day Is Postponed.

The call date or the calculation day with respect to a basket component will be postponed if the originally scheduled call date or calculation day, as applicable, is not a trading day with respect to any basket component or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that basket component on that day. If such a postponement

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to an Index Basket due October 19, 2029

occurs with respect to the call date, then the call settlement date will be postponed. If such a postponement occurs with respect to the calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the calculation day as postponed.

Payments On The Securities Are Subject To Our Credit Risk, And Market Perceptions About Our Creditworthiness May Adversely Affect The Market Value Of The Securities.

The securities are our senior unsecured debt securities, and your receipt of any amounts due on the securities is dependent upon our ability to pay our obligations as they come due. If we were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment. In addition, any negative changes in market perceptions about our creditworthiness may adversely affect the market value of the securities.

The U.S. Federal Income Tax Consequences Of An Investment In The Securities Are Uncertain.

There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and significant aspects of the tax treatment of the securities are uncertain. You should review carefully the section entitled “United States Federal Income Tax Considerations” herein, in combination with the section entitled “United States Federal Tax Considerations” in the accompanying product supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities.

Risks Relating To The Estimated Value Of The Securities And Any Secondary Market

There May Not Be An Active Trading Market For The Securities And Sales In The Secondary Market May Result In Significant Losses.

There may be little or no secondary market for the securities. The securities will not be listed on any securities exchange. Either (a) the agent and/or its affiliates or (b) RBCCM and our other affiliates may make a market for the securities; however, they are not required to do so and, if they choose to do so, may stop any market-making activities at any time. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which the agent, RBCCM or any of their respective affiliates, as applicable, is willing to buy the securities. At this time, we do not expect both the agent (and/or its affiliates) and RBCCM (and our other affiliates) to attempt to make a market for the securities at the same time. The agent’s and RBCCM’s valuations of the securities may differ, and consequently the price at which you may be able to sell the securities, if at all, may differ (and may be lower) depending on whether the agent or RBCCM is purchasing securities at that time. Even if a secondary market for the securities develops, it may not provide enough liquidity to allow you to easily trade or sell the securities. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and ask prices for your securities in any secondary market could be substantial. If you sell your securities before maturity, you may have to do so at a substantial discount from the price that you paid for them, and as a result, you may suffer significant losses. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.

The Initial Estimated Value Of The Securities Is Less Than The Original Offering Price.

The initial estimated value of the securities is less than the original offering price of the securities and does not represent a minimum price at which we, RBCCM or any of our other affiliates would be willing to purchase the securities in any secondary market (if any exists) at any time. If you attempt to sell the securities prior to maturity, their market value may be lower than the price you paid for them and the initial estimated value. This is due to, among other things, changes in the values of the basket components, the internal funding rate we pay to issue securities of this kind (which is lower than the rate at which we borrow funds by issuing conventional fixed rate debt) and the inclusion in the original offering price of the agent discount, our or our hedge counterparty(ies)’ estimated profit and the estimated costs related to our hedging of the securities. These factors, together with various credit, market and economic factors over the term of the securities, are expected to reduce the price at which you may be able to sell the securities in any secondary market and will affect the value of the securities in complex and unpredictable ways.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your securities prior to maturity may be less than your original purchase price, as any such sale price would not be expected to include the agent discount, our or our hedge counterparty(ies)’ estimated profit or the hedging costs relating to the securities. In addition, any price at which you may sell the securities is likely to reflect customary bid-ask spreads for similar trades. In addition to bid-ask spreads, the value of the securities determined for any secondary market price is expected to be based on a secondary market rate rather than the internal funding rate used to price the securities and determine the initial estimated value. As a result, the secondary market price will be less than if the internal funding rate was used. Moreover, if the agent is making a market for the securities, any secondary market price will be based on the agent’s valuation of the securities, which may differ from (and may be lower than) the valuation that we would determine for the securities at that time based on the methodology by which we determined the initial estimated value range set forth on the cover page of this pricing supplement.

For a limited period of time after the original issue date, the agent or RBCCM may purchase the securities at a price that is greater than the price that would otherwise be determined at that time as described in the preceding paragraph. However, over the course of that period, assuming no changes in any other relevant factors, the price you may receive if you sell your securities is expected to decline.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to an Index Basket due October 19, 2029

The Initial Estimated Value Of The Securities Is Only An Estimate, Calculated As Of The Time The Terms Of The Securities Are Set.

The initial estimated value of the securities is based on the value of our obligation to make the payments on the securities, together with the mid-market value of the derivative embedded in the terms of the securities. Our estimate is based on a variety of assumptions, including our internal funding rate (which represents a discount from our credit spreads), expectations as to dividends on the securities included in the basket components, interest rates and volatility, and the expected term of the securities. These assumptions are based on certain forecasts about future events, which may prove to be incorrect. Other entities, including the agent in connection with determining any secondary market price for the securities, may value the securities or similar securities at a price that is significantly different than we do.

The value of the securities at any time after the pricing date will vary based on many factors, including changes in market conditions, and cannot be predicted with accuracy. As a result, the actual value you would receive if you sold the securities in any secondary market, if any, should be expected to differ materially from the initial estimated value of the securities.

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to stated maturity will be affected by the then-current value of each basket component, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” and which are described in more detail in the accompanying product supplement, are expected to affect the value of the securities: performance of the basket components; interest rates; volatility of the basket components; correlation among the basket components; the exchange rates between the U.S. dollar and any non-U.S. currencies in which the securities included in the basket components trade; time remaining to maturity; and dividend yields on the securities included in the basket components. When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the stated maturity date.

In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our creditworthiness. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the values of the basket components. Because numerous factors are expected to affect the value of the securities, changes in the values of the basket components may not result in a comparable change in the value of the securities.

Risks Relating To Conflicts Of Interest

Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities. In engaging in certain of the activities described below and as discussed in more detail in the accompanying product supplement, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

•	The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. RBCCM, which is our affiliate, will be the calculation agent for the securities. As calculation agent, RBCCM will determine any values of the basket components and make any other determinations necessary to calculate any payments on the securities. In making these determinations, RBCCM may be required to make discretionary judgments that may adversely affect any payments on the securities. See the sections entitled “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events,” “—Adjustments to an Index” and “—Discontinuance of an Index” in the accompanying product supplement. In making these discretionary judgments, the fact that RBCCM is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and RBCCM’s determinations as calculation agent may adversely affect your return on the securities.

•	The estimated value of the securities was calculated by us and is therefore not an independent third-party valuation.

•	Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the values of the basket components.

•	Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in the basket components may adversely affect the values of the basket components.

•	Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the values of the basket components.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to an Index Basket due October 19, 2029

•	Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the values of the basket components.

•	A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or fee, creating a further incentive for the participating dealer to sell the securities to you.

Risks Relating To The Basket Components

The Securities Are Subject To Risks Relating To Non-U.S. Securities Markets.

The equity securities composing the basket components are issued by non-U.S. companies in non-U.S. securities markets. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

The Securities Do Not Provide Direct Exposure To Fluctuations In Exchange Rates Between The U.S. Dollar And The Non-U.S. Currencies In Which The Securities Composing The Basket Components Trade.

The SX5E Index is composed of non-U.S. securities denominated in euros, the NKY Index is composed of non-U.S. securities denominated in yen, the UKX Index is composed of non-U.S. securities denominated in pounds sterling, the SMI Index is composed of non-U.S. securities denominated in Swiss francs and the AS51 Index is composed of non-U.S. securities denominated in Australian dollars. Because the values of the basket components are also calculated in those respective non-U.S. currencies (and not in U.S. dollars), the performance of the basket components will not be adjusted for exchange rate fluctuations between the U.S. dollar and the applicable non-U.S. currency. In addition, any payments on the securities determined based in part on the performance of the basket components will not be adjusted for exchange rate fluctuations between the U.S. dollar and the applicable non-U.S. currency. Therefore, holders of the securities will not benefit from any appreciation of those non-U.S. currencies relative to the U.S. dollar.

Any Payments On The Securities And Whether The Securities Are Automatically Called Will Depend Upon The Performance Of The Basket Components And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.

•	Investing In The Securities Is Not The Same As Investing In The Basket Components. Investing in the securities is not equivalent to investing in the basket components. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held the securities included in each basket component for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on those securities. As a holder of the securities, you will not have any voting rights or any other rights that holders of the securities included in the basket components would have.

•	Historical Values Of A Basket Component Should Not Be Taken As An Indication Of Its Future Performance During The Term Of The Securities.

•	Changes That Affect A Basket Component May Adversely Affect The Value Of The Securities And The Maturity Payment Amount.

•	We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Basket Components.

•	We And Our Affiliates Have No Affiliation With Any Basket Component Sponsor And Have Not Independently Verified Its Public Disclosure Of Information.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to an Index Basket due October 19, 2029

Hypothetical Examples and Returns

The payout profile, return table and examples below illustrate hypothetical payments upon an automatic call or at stated maturity for a $1,000 face amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent any actual initial component value. The hypothetical initial component value of 100.00 for each basket component has been chosen for illustrative purposes only and does not represent the actual initial component value of any basket component. The actual initial component value for each basket component is set forth under “Terms of the Securities” above. For historical data regarding the actual closing levels of the basket components, see the historical information provided below. The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual amount you receive at stated maturity or upon automatic call and the resulting pre-tax total rate of return will depend on the actual terms of the securities.

Call Premium:	13.65% of the face amount ($136.50 per security)
Starting Level:	100.00
Threshold Level:	75.00 (75% of the starting level)
Upside Participation Rate:	125%
Hypothetical Initial Component Value:	For each basket component, 100.00

Hypothetical Payout Profile

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to an Index Basket due October 19, 2029

Hypothetical Returns

If the securities are automatically called:

If the securities are automatically called prior to stated maturity, you will receive the face amount of your securities plus the call premium, resulting in a pre-tax total rate of return of 13.65%.

If the securities are not automatically called:

Hypothetical ending level	Hypothetical basket return on the calculation day	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return(1)
200.00	100.00%	$2,250.00	125.00%
175.00	75.00%	$1,937.50	93.75%
150.00	50.00%	$1,625.00	62.50%
140.00	40.00%	$1,500.00	50.00%
130.00	30.00%	$1,375.00	37.50%
120.00	20.00%	$1,250.00	25.00%
110.00	10.00%	$1,125.00	12.50%
105.00	5.00%	$1,062.50	6.25%
102.00	2.00%	$1,025.00	2.50%
100.00	0.00%	$1,000.00	0.00%
95.00	-5.00%	$1,000.00	0.00%
90.00	-10.00%	$1,000.00	0.00%
85.00	-15.00%	$1,000.00	0.00%
80.00	-20.00%	$1,000.00	0.00%
75.00	-25.00%	$1,000.00	0.00%
74.00	-26.00%	$740.00	-26.00%
70.00	-30.00%	$700.00	-30.00%
60.00	-40.00%	$600.00	-40.00%
50.00	-50.00%	$500.00	-50.00%
40.00	-60.00%	$400.00	-60.00%
30.00	-70.00%	$300.00	-70.00%
20.00	-80.00%	$200.00	-80.00%
10.00	-90.00%	$100.00	-90.00%
0.00	-100.00%	$0.00	-100.00%

(1)	The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the maturity payment amount per security to the face amount of $1,000.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to an Index Basket due October 19, 2029

Hypothetical Examples

Example 1. The basket closing level on the call date is greater than the starting level. As a result, the securities are automatically called on the call date:

	SX5E Index	NKY Index	UKX Index	SMI Index	AS51 Index
Hypothetical initial component value:	100.00	100.00	100.00	100.00	100.00
Hypothetical closing value of the basket component on the call date:	115.00	125.00	130.00	128.00	96.00
Hypothetical component return on the call date:	15.00%	25.00%	30.00%	28.00%	-4.00%

Based on the hypothetical component returns on the call date set forth above, the hypothetical basket closing level on the call date would equal:

100 × [1 + (40.00% × 15.00%) + (25.00% × 25.00%) + (17.50% × 30.00%) + (10.00% × 28.00%) + (7.50% × -4.00%)] = 120.00

The hypothetical basket return on the call date in this example is equal to 20.00%.

Because the hypothetical basket closing level on the call date is greater than the starting level, the securities are automatically called on the call date and you will receive on the call settlement date the face amount of your securities plus a call premium of 13.65% of the face amount. Even though the Basket appreciated by 20.00% from the starting level to the hypothetical basket closing level on the call date in this example, your return is limited to the call premium of 13.65%.

On the call settlement date you would receive $1,136.50 per security.

Example 2. The securities are not automatically called. The maturity payment amount is greater than the face amount:

	SX5E Index	NKY Index	UKX Index	SMI Index	AS51 Index
Hypothetical initial component value:	100.00	100.00	100.00	100.00	100.00
Hypothetical closing value of the basket component on the call date:	75.00	110.00	90.00	95.00	110.00
Hypothetical component return on the call date:	-25.00%	10.00%	-10.00%	-5.00%	10.00%
Hypothetical closing value of the basket component on the calculation day:	115.00	112.00	105.00	105.00	95.00
Hypothetical component return on the calculation day:	15.00%	12.00%	5.00%	5.00%	-5.00%

Based on the hypothetical component returns on the call date set forth above, the hypothetical basket closing level on the call date would equal:

100 × [1 + (40.00% × -25.00%) + (25.00% × 10.00%) + (17.50% × -10.00%) + (10.00% × -5.00%) + (7.50% × 10.00%)] = 91.00

Because the hypothetical basket closing level on the call date is less than the starting level, the securities are not automatically called.

Based on the hypothetical component returns on the calculation day set forth above, the hypothetical ending level would equal:

100 × [1 + (40.00% × 15.00%) + (25.00% × 12.00%) + (17.50% × 5.00%) + (10.00% × 5.00%) + (7.50% × -5.00%)] = 110.00

The hypothetical basket return on the calculation day in this example is equal to 10.00%.

Because the hypothetical ending level is greater than the starting level, the maturity payment amount per security would be equal to:

$1,000 + ($1,000 × basket return on the calculation day × upside participation rate)

= $1,000 + ($1,000 × 10.00% × 125%)

= $1,125.00

On the stated maturity date you would receive $1,125.00 per security.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to an Index Basket due October 19, 2029

Example 3. The securities are not automatically called. The maturity payment amount is equal to the face amount:

	SX5E Index	NKY Index	UKX Index	SMI Index	AS51 Index
Hypothetical initial component value:	100.00	100.00	100.00	100.00	100.00
Hypothetical closing value of the basket component on the call date:	75.00	110.00	90.00	95.00	110.00
Hypothetical component return on the call date:	-25.00%	10.00%	-10.00%	-5.00%	10.00%
Hypothetical closing value of the basket component on the calculation day:	65.00	104.00	104.00	108.00	120.00
Hypothetical component return on the calculation day:	-35.00%	4.00%	4.00%	8.00%	20.00%

Based on the hypothetical component returns on the call date set forth above, the hypothetical basket closing level on the call date would equal:

100 × [1 + (40.00% × -25.00%) + (25.00% × 10.00%) + (17.50% × -10.00%) + (10.00% × -5.00%) + (7.50% × 10.00%)] = 91.00

Because the hypothetical basket closing level on the call date is less than the starting level, the securities are not automatically called.

Based on the hypothetical component returns on the calculation day set forth above, the hypothetical ending level would equal:

100 × [1 + (40.00% × -35.00%) + (25.00% × 4.00%) + (17.50% × 4.00%) + (10.00% × 8.00%) + (7.50% × 20.00%)] = 90.00

The hypothetical basket return on the calculation day in this example is equal to -10.00%.

In this example, because the Basket is unequally weighted, the hypothetical 35% decrease in the SX5E Index has a significant impact on the hypothetical basket return on the calculation day notwithstanding the hypothetical percentage increases in the other basket components due to the 40% weighting of the SX5E Index.

Because the hypothetical ending level is less than the starting level, but is not less than the threshold level, you would not lose any of the face amount of your securities.

On the stated maturity date you would receive $1,000.00 per security.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to an Index Basket due October 19, 2029

Example 4. The securities are not automatically called. The maturity payment amount is less than the face amount:

	SX5E Index	NKY Index	UKX Index	SMI Index	AS51 Index
Hypothetical initial component value:	100.00	100.00	100.00	100.00	100.00
Hypothetical closing value of the basket component on the call date:	75.00	110.00	90.00	95.00	110.00
Hypothetical component return on the call date:	-25.00%	10.00%	-10.00%	-5.00%	10.00%
Hypothetical closing value of the basket component on the calculation day:	55.00	60.00	75.00	70.00	105.00
Hypothetical component return on the calculation day:	-45.00%	-40.00%	-25.00%	-30.00%	5.00%

Based on the hypothetical component returns on the call date set forth above, the hypothetical basket closing level on the call date would equal:

100 × [1 + (40.00% × -25.00%) + (25.00% × 10.00%) + (17.50% × -10.00%) + (10.00% × -5.00%) + (7.50% × 10.00%)] = 91.00

Because the hypothetical basket closing level on the call date is less than the starting level, the securities are not automatically called.

Based on the hypothetical component returns on the calculation day set forth above, the hypothetical ending level would equal:

100 × [1 + (40.00% × -45.00%) + (25.00% × -40.00%) + (17.50% × -25.00%) + (10.00% × -30.00%) + (7.50% × 5.00%)] = 65.00

The hypothetical basket return on the calculation day in this example is equal to -35.00%.

Because the hypothetical ending level is less than the threshold level, you would lose a portion of the face amount of your securities and receive a maturity payment amount per security equal to:

$1,000 + ($1,000 × basket return on the calculation day)

= $1,000 + ($1,000 × -35.00%)

= $650.00

On the stated maturity date you would receive $650.00 per security.

If the securities are not automatically called prior to stated maturity and the ending level is less than the threshold level, you will have full downside exposure to the decrease in the value of the Basket from the starting level, and you will lose more than 25%, and possibly all, of the face amount of your securities at maturity.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to an Index Basket due October 19, 2029

Hypothetical Historical Performance of the Basket

The Basket will represent a weighted portfolio of the five basket components, with the return of each basket component having the basket weighting set forth above. For more information regarding the basket components, see the information provided below.

While historical information on the value of the Basket does not exist, the following graph sets forth the hypothetical historical daily values of the Basket for the period from January 1, 2021 to October 16, 2026, assuming that the Basket was constructed on January 1, 2021 with a starting level of 100.00 and that each of the basket components had the applicable basket weighting as of that day. We obtained the closing levels used in the graph below from Bloomberg Finance L.P. (“Bloomberg”), without independent investigation.

The hypothetical historical Basket values, as calculated solely for the purposes of the offering of the securities, fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the value of the Basket during any period shown below is not an indication that the basket return is more likely to be positive or negative during the term of the securities. The hypothetical historical values do not give an indication of future values of the Basket.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to an Index Basket due October 19, 2029

The EURO STOXX 50® Index

The SX5E Index is a free float market capitalization-weighted index composed of 50 of the largest stocks in terms of free float market capitalization traded on major Eurozone exchanges. For more information about the SX5E Index, see “Indices—The STOXX Benchmark Indices” in the accompanying underlying supplement.

Historical Information

We obtained the closing levels of the SX5E Index in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing levels of the SX5E Index for the period from January 1, 2021 to October 16, 2026. The closing level of the SX5E Index on October 16, 2026 was 6,204.23. The historical performance of the SX5E Index should not be taken as an indication of the future performance of the SX5E Index during the term of the securities.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to an Index Basket due October 19, 2029

The Nikkei 225 Index

The NKY Index is a stock index that measures the composite price performance of 225 of the most actively traded stocks on the Tokyo Stock Exchange, representing a broad cross-section of Japanese industries. For more information about the NKY Index, see “Indices—The Nikkei Stock Average Index” in the accompanying underlying supplement.

Historical Information

We obtained the closing levels of the NKY Index in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing levels of the NKY Index for the period from January 1, 2021 to October 16, 2026. The closing level of the NKY Index on October 16, 2026 was 65,324.29. The historical performance of the NKY Index should not be taken as an indication of the future performance of the NKY Index during the term of the securities.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to an Index Basket due October 19, 2029

The FTSE® 100 Index

The UKX Index measures the composite price performance of stocks of the 100 largest companies (determined on the basis of market capitalization) traded on the London Stock Exchange. For more information about the UKX Index, see “Indices—The FTSE® 100 Index” in the accompanying underlying supplement.

Historical Information

We obtained the closing levels of the UKX Index in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing levels of the UKX Index for the period from January 1, 2021 to October 16, 2026. The closing level of the UKX Index on October 16, 2026 was 10,881.90. The historical performance of the UKX Index should not be taken as an indication of the future performance of the UKX Index during the term of the securities.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to an Index Basket due October 19, 2029

The Swiss Market Index

The SMI Index is a free-float adjusted market capitalization-weighted price return index that includes 20 of the largest and most liquid companies of the Swiss equity market. For more information about the SMI Index, see “Indices—The Swiss Market Index” in the accompanying underlying supplement.

Historical Information

We obtained the closing levels of the SMI Index in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing levels of the SMI Index for the period from January 1, 2021 to October 16, 2026. The closing level of the SMI Index on October 16, 2026 was 14,391.31. The historical performance of the SMI Index should not be taken as an indication of the future performance of the SMI Index during the term of the securities.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to an Index Basket due October 19, 2029

The S&P®/ASX 200 Index

The AS51 Index measures the performance of the 200 largest and most liquid index-eligible stocks listed on the Australian Securities Exchange by float-adjusted market capitalization. For more information about the AS51 Index, see “Indices—The S&P®/ASX 200 Index” in the accompanying underlying supplement.

Historical Information

We obtained the closing levels of the AS51 Index in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing levels of the AS51 Index for the period from January 1, 2021 to October 16, 2026. The closing level of the AS51 Index on October 16, 2026 was 8,806.724. The historical performance of the AS51 Index should not be taken as an indication of the future performance of the AS51 Index during the term of the securities.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to an Index Basket due October 19, 2029

United States Federal Income Tax Considerations

You should review carefully the section in the accompanying product supplement entitled “United States Federal Tax Considerations.” The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

Generally, this discussion assumes that you purchased the securities for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to the Basket. You should consult your tax adviser regarding the effect any such circumstances may have on the U.S. federal income tax consequences of your ownership of a security.

In the opinion of our counsel, it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid derivative contracts that are “open transactions,” as described in the section entitled “United States Federal Tax Considerations—Tax Consequences to U.S. Holders—Securities Treated as Prepaid Derivative Contracts that are Open Transactions” in the accompanying product supplement. There is uncertainty regarding this treatment, and the Internal Revenue Service (the “IRS”) or a court might not agree with it. A different tax treatment could be adverse to you. Generally, if this treatment is respected, (i) you should not recognize taxable income or loss prior to the taxable disposition of your securities (including upon maturity or an earlier redemption, if applicable) and (ii) the gain or loss on your securities should be treated as short-term capital gain or loss unless you have held the securities for more than one year, in which case your gain or loss should be treated as long-term capital gain or loss.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Non-U.S. holders. As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying product supplement, Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to non-U.S. holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities.  The Treasury regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2029 that do not have a “delta” of one.  Based on certain determinations made by us, our counsel is of the opinion that Section 871(m) should not apply to the securities with regard to non-U.S. holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to an Index Basket due October 19, 2029

Supplemental Benefit Plan Investor Considerations

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

•	the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or any of our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (i) the design and terms of the securities, (ii) the purchaser or holder’s investment in the securities, (iii) the holding of the securities or (iv) the exercise of or failure to exercise any rights we or any of our affiliates, or the purchaser or holder, has under or with respect to the securities;

•	we and our affiliates have acted and will act solely for our own account in connection with (i) all transactions relating to the securities and (ii) all hedging transactions in connection with our or our affiliates’ obligations under the securities;

•	any and all assets and positions relating to hedging transactions by us or any of our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

•	our interests and the interests of our affiliates are adverse to the interests of the purchaser or holder; and

•	neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

See “Benefit Plan Investor Considerations” in the accompanying prospectus.

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to an Index Basket due October 19, 2029

Validity of the Securities

In the opinion of Norton Rose Fulbright Canada LLP, as Canadian counsel to the Bank, the issue and sale of the securities has been duly authorized by all necessary corporate action of the Bank in conformity with the indenture, and when the securities have been duly executed, authenticated and issued in accordance with the indenture and delivered against payment therefor, the securities will be validly issued and, to the extent validity of the securities is a matter governed by the laws of the Province of Ontario or Québec, or the federal laws of Canada applicable therein, will be valid obligations of the Bank, subject to the following limitations: (i) the enforceability of the indenture may be limited by the Canada Deposit Insurance Corporation Act (Canada), the Winding-up and Restructuring Act (Canada) and bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement or winding-up laws or other similar laws of general application affecting the enforcement of creditors’ rights generally; (ii) the enforceability of the indenture is subject to general equitable principles, including the principle that the availability of equitable remedies, such as specific performance and injunction, may only be granted at the discretion of a court of competent jurisdiction; (iii) under applicable limitations statutes generally, including that the enforceability of the indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the indenture to be unenforceable as an attempt to vary or exclude a limitation period under such applicable limitations statutes; (iv) rights to indemnity and contribution under the securities or the indenture which may be limited by applicable law; and (v) courts in Canada are precluded from giving a judgment in any currency other than the lawful money of Canada and such judgment may be based on a rate of exchange in existence on a day other than the day of payment, as prescribed by the Currency Act (Canada). This opinion is given as of the date hereof and is limited to the laws of the Provinces of Ontario and Québec and the federal laws of Canada applicable therein. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the genuineness of signatures and to such counsel’s reliance on the Bank and other sources as to certain factual matters, all as stated in the opinion letter of such counsel dated December 20, 2023, which has been filed as Exhibit 5.3 to the Bank’s Form 6-K filed with the SEC dated December 20, 2023. References to the “indenture” in this paragraph mean the Indenture as defined in the opinion of Norton Rose Fulbright Canada LLP dated December 20, 2023, as further amended and supplemented by the sixth supplemental indenture dated as of July 23, 2024.

In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to the Bank, when the securities offered by this pricing supplement have been issued by the Bank pursuant to the indenture, the trustee has made, in accordance with the indenture, the appropriate notation to the master note evidencing such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of the Bank, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial or regulatory actions or applications giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to (i) the enforceability of any waiver of rights under any usury or stay law or (ii) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as the foregoing opinion involves matters governed by the laws of the Provinces of Ontario and Québec and the federal laws of Canada, you have received, and we understand that you are relying upon, the opinion of Norton Rose Fulbright Canada LLP, Canadian counsel for the Bank, set forth above. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP dated May 16, 2024, which has been filed as an exhibit to the Bank’s Form 6-K filed with the SEC on May 16, 2024. References to the “indenture” in this paragraph mean the Indenture as defined in the opinion of Davis Polk & Wardwell LLP dated May 16, 2024, as further amended and supplemented by the sixth supplemental indenture dated as of July 23, 2024.

Terms Incorporated in the Master Note

All terms of the securities included in this pricing supplement and the relevant terms included in the section entitled “General Terms of The Securities” in the accompanying product supplement, as modified by this pricing supplement, if applicable, are incorporated into the master note.